Exhibit 10.3

AMENDMENT TO STOCK OPTION AWARD AGREEMENT

This Amendment to Stock Option Award Agreement (“Amendment”) is made effective as of the 31st day of October, 2006 by and between Hercules Offshore, Inc., formerly Hercules Offshore, LLC, a Delaware corporation with its principal place of business at 11 Greenway Plaza, Suite 2950, Houston, Texas 77046 (the “Company”), and Thomas E. Hord, residing at 104 Bayou Lane, Kemah, Texas 77565 (“Optionee”).

WITNESSETH

WHEREAS, Optionee and the Company entered into a Stock Option Award Agreement effective as of November 17, 2004 (the “Agreement”); and

WHEREAS, Optionee and the Company desire to amend the Agreement in certain respects, as provided herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used herein without definition have the meanings assigned to such terms in the Agreement.

2. Amendments. The Parties agree that the Agreement is hereby amended as follows:

a. Section 4(a) of the Agreement is amended as follows:

Term of Option. This Option may not be exercised after March 14, 2007.

3. Ratification. Except as amended or modified by this Amendment, the Agreement is hereby ratified by each of the parties hereto and shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment, to be effective as of the date first above written.

HERCULES OFFSHORE, INC.

By:	/s/ James W. Noe
Name:	James W. Noe
Its:	Vice President—General Counsel

OPTIONEE

By:	/s/ Thomas E. Hord
THOMAS E. HORD